UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Regional Bankshares, Inc.
(Name of Registrant as Specified in Its Charter)

________________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REGIONAL BANKSHARES, INC.
206 South Fifth Street
Hartsville, South Carolina 29550
(843) 383-4333

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Fellow Shareholder:

        We cordially invite you to attend the 2007 Annual Meeting of Shareholders of Regional Bankshares, Inc. At the meeting, we will report on our performance in 2006 and answer your questions. We are excited about our accomplishments in 2006 and look forward to discussing both our accomplishments and our 2007 plans with you. We hope that you can attend the meeting and look forward to seeing you there.

        This letter serves as your official notice that we will hold the meeting will be held at 125 Westfield Street, Hartsville, South Carolina 29550 on Thursday, May 17, 2007 at 11:00 a.m. Eastern Daylight Time, for the following purposes:

              1.        To elect four members to the board of directors; and

              2.        To transact any other business that may properly come before the meeting or any adjournment of the meeting.

        Shareholders owning our common stock at the close of business on March 15, 2007 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at our offices prior to the meeting.

        Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

        Thank you for helping us make our year a success. We look forward to your continued support in 2007.

Sincerely,

By: /s/ Curtis A. Tyner, Sr.
Curtis A. Tyner, Sr.
Chief Executive Officer

Hartsville, South Carolina
April 13, 2007

REGIONAL BANKSHARES, INC.
206 South Fifth Street
Hartsville, South Carolina 29550
(843) 383-4333

Proxy Statement for the Annual Meeting of
Shareholders to be Held on May 17, 2007

        Our board of directors is soliciting proxies for the 2007 Annual Meeting of Shareholders held at 11:00 a.m. on Thursday, May 17, 2007 at 125 Westfield Street, Hartsville, South Carolina. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

Voting Information

        The board set March 15, 2007 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 743,621 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

        Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee is required to provide you with a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

        When you sign the proxy card, you appoint Gosnold G. Segars or J. Richard Jones as your representatives at the meeting. Messrs. Segars and Jones will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Messrs. Segars and Jones will vote your proxy for the election to the board of directors of all nominees listed below under “Election of Directors.” We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Messrs. Segars and Jones will vote your proxy on such matters in accordance with their judgment.

        You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting. (Again, though, if you are not the shareholder of record, you must first obtain a signed proxy from the shareholder of record giving you the right to vote the shares).

        Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as “broker non-votes” with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority, and shares subject to a broker non-vote on a matter will not be considered to be entitled to vote on the matter at the meeting. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

        We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Upon written or oral request, we will promptly deliver a separate copy of our annual report on Form 10-KSB or this proxy statement to our shareholders at a shared address to which a single copy of the document was delivered. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about April 13, 2007.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Our board of directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the board members expire at each annual meeting.

        Shareholders will elect four nominees as directors at the meeting to serve a three-year term, expiring at the 2010 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the four nominees receiving the highest number of votes will be elected.

        If you submit a proxy but do not specify how you would like it to be voted, Messrs. Segars and Jones will vote your proxy to elect Messrs. Bachman, Bell, Coggeshall, and Hancock. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Messrs. Segars and Jones will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

        Set forth below is certain information about the nominees. All nominees are original directors and are also organizers and directors of our subsidiary, Heritage Community Bank, with the exception of Terry M. Hancock. Mr. Hancock joined the Heritage Community Bank board in June 2007. If elected at the meeting, Mr. Hancock will join our board in May 2007.

Nominees for Election to the Board of Directors whose terms of office will continue until the Annual Meeting of Shareholders in 2010

        Francine P. Bachman (age 73). Ms. Bachman is a native of Hartsville and is currently a homemaker and has been a retired school teacher since 1964. Ms. Bachman received her B.S. degree from Salem College in 1955.

        Thomas James Bell, Jr. (age 64). Dr. Bell is a native of Hartsville and has been a family physician in Hartsville since 1972. Dr. Bell received his B.S. degree in pre-medicine from Clemson University in 1965, and received his M.D. degree from the Medical University of South Carolina in 1969.

        Peter C. Coggeshall, Jr. (age 63). Mr. Coggeshall is a native of Hartsville and retired from Sonoco Products Company in 1998, where he had been employed since 1969. His last position with Sonoco was Vice President, Administration. Mr. Coggeshall also served on the local advisory board of Wachovia Bank from 1988 to 1998. Mr. Coggeshall received his B.A. degree in English from Davidson College in 1965, and his M.B.A. degree in General Management from Harvard University in 1969.

        Terry M. Hancock (age 70). Mr. Hancock is a certified public accountant and partner of Sheheen, Hancock & Godwin, LLP, CPA in Camden, where he has been since 1970. He also worked for the U.S. Treasury in Columbia from 1965 to 1968. Mr. Hancock received his B.S. degree in Business Administration from the University of South Carolina in 1964.

The Board of Directors recommends a vote FOR all nominees.

        Set forth below is also information about each of our other directors and executive officers. Each of the following directors is an original director and is also an organizer and a director of our subsidiary, Heritage Community Bank.

Members of the Board of Directors whose terms of office will continue until the Annual Meeting of Shareholders in 2009

        Randolph G. Rogers (age 59). Mr. Rogers is a native of Hartsville and is a farmer with almost 30 years' experience in operating an agricultural business.

        Howard W. Tucker, Jr. (age 69). Dr. Tucker is a retired optometrist. He also served as a director of Mutual Savings & Loan for 11 years, where he was a member of the loan committee. Dr. Tucker received an Associate Degree from Wingate College in 1960. Dr. Tucker received both his B.S. degree and his O.D. degree from the Southern College of Optometry in 1963.

        Curtis A. Tyner, Sr. (age 58). Mr. Tyner is a native of Hartsville and serves as the President and Chief Executive Officer of the Company and of Heritage Community Bank. Mr. Tyner served as Senior Lending Officer and Executive Vice President of First National South in Marion, South Carolina from October 1994 until September, 1998, when First National South was acquired by another financial institution. Prior to joining First National South, Mr. Tyner was employed with The Palmetto Bank in Laurens, South Carolina since 1976. While at The Palmetto Bank, Mr. Tyner served in numerous capacities, including loan officer, senior vice president, executive vice president and chief financial officer. Mr. Tyner received his B.S. degree in Business Administration from Francis Marion University in 1974 and his M.B.A. degree from the University of South Carolina in 1975.

        Patricia M. West (age 63). Ms. West is a retired school teacher of the Darlington County School System. Ms. West received her B.A. degree in Art and Education from Columbia College in 1965.

Members of the Board of Directors whose terms of office will continue until the Annual Meeting of Shareholders in 2008

        Franklin Hines (age 73). Mr. Hines is a native of Hartsville and has been the President and Chief Executive Officer of Hines Funeral Home, Inc. and Hines Enterprises, Inc., a provider of funeral-related products and services, for the past 28 years. Mr. Hines has been a member of the Hartsville City Council for the past 20 years. He has also served on the local advisory board of Carolina Bank & Trust and recently served as a member of the local advisory board of BankAmerica Corp. Mr. Hines received his B.A. degree in Industrial Arts from Cheyney State University in 1961, and received his Mortuary Science Degree from the John Tyler School of Mortuary Science in 1974.

        J. Richard Jones, Jr. (age 54). Mr. Jones is an attorney and a partner in the law firm of Stanton & Jones in Hartsville. Mr. Jones also served as a Hartsville City Judge from June 1992 to June 1995. Mr. Jones received both his B.A. degree in History and his J.D. degree from the University of South Carolina in 1973 and 1976, respectively.

        Woodward H. Morgan III (age 65). Dr. Morgan is a native of Hartsville and is a retired veterinarian and golf course developer. Prior to his retirement, Dr. Morgan was the owner of Hartsville Animal Hospital and served on the local advisory board of South Carolina Federal. Dr. Morgan received his B.S. degree in Industrial Management from Clemson University in 1964, and received his degree in Veterinary Medicine from the University of Georgia in 1974.

        Gosnold G. Segars (age 62). Mr. Segars is a native of Hartsville and serves as the Company’s Chairman of the Board. He has been involved in the business of residential and agricultural land development in Hartsville since 1967. Mr. Segars is also involved in the Hartsville real estate brokerage business through his company, G. Graham Segars & Sons, Inc. Mr. Segars also has substantial ownership interests in other companies involved in the leasing of industrial and warehouse space in Hartsville and surrounding communities. Mr. Segars served on the local advisory board of Carolina Bank & Trust from 1989 to 1998. Mr. Segars received his B.S. degree in agronomy from Clemson University in 1966.

Executive Officers

        Curtis A. Tyner, Sr., the President and Chief Executive Officer of the Company, is the Company’s only executive officer. Information about Mr. Tyner is set forth above under “Nominees for Re-election to the Board of Directors for terms of office to continue until the Annual Meeting of Shareholders in 2009.”

Family Relationships. There are no family relationships among members of our board of directors.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Attendance at Board, Committee and Annual Shareholders’ Meetings

        During the year ended December 31, 2006, our board of directors held nine meetings. All of the directors attended at least 75% of the aggregate of the board meetings and committee meetings on which such board members served during this period.

        We have adopted a policy which requires our directors to attend the annual shareholders meeting absent unusual or extenuating circumstances. Ten of the twelve directors attended the annual meeting last year.

Board Committees

        Our board of directors has appointed a number of committees, including an audit committee.

      Audit Committee

        Our audit committee is composed of three directors, Messrs. Hines, Jones and Coggeshall. The Audit Committee does not have a written charter. With the exception of Mr. Jones, the members of the Audit Committee meet the audit committee member independence criteria set forth in The NASDAQ Stock Market, Inc. Marketplace Rules. The audit committee, which met four times in 2006, has the responsibility of reviewing the company’s financial statements, evaluating internal accounting controls, and determining that all audits and examinations required by law are performed. The audit committee recommends to the board the appointment of the independent accountants for the next fiscal year, reviews and approves the auditor’s audit plans, and reviews with the independent accountants the results of the audit and management’s responses. For additional information regarding the audit committee, see “Audit Committee Matters” included in this proxy statement.

      Nominating Committee

        The Board of Directors does not have a separate nominating committee or nominating committee charter. Rather, the entire Board of Directors acts as a nominating committee. Based on the Company’s size, the small geographic area in which it does business, and the desirability of directors being a part of the communities served by the Company and familiar with the Company’s customers, the Board of Directors does not believe the Company would derive any significant benefit from a separate nominating committee. With the exception of Mr. Tyner, the members of the board of directors are independent, as that term is defined in The NASDAQ Global Market Marketplace Rules.

        In recommending director candidates, the Board takes into consideration such factors as it deems appropriate based on the Company’s current needs. These factors may include diversity, age, skills such as understanding of banking and general finance, decision-making ability, inter-personal skills, experience with businesses and other organizations of comparable size, community activities and relationships, and the interrelationship between the candidate’s experience and business background, and other Board members’ experience and business background, as well as the candidate’s ability to devote the required time and effort to serve on the Board.

        The Board will consider for nomination by the Board director candidates recommended by shareholders if the shareholders comply with the requirements set forth in the Company’s bylaws. If a shareholder wishes to recommend a director candidate to the Board for consideration as a Board of Directors’ nominee, such shareholder must submit in writing to the Board the recommended candidate’s name, a brief resume setting forth the recommended candidate’s business and educational background and qualifications for service, and a notarized consent signed by the recommended candidate stating the recommended candidate’s willingness to be nominated and to serve. The Board may request further information if it determines a potential candidate may be an appropriate nominee. Director candidates recommended by shareholders that comply with these requirements will receive the same consideration that the committee’s candidates receive.

        Shareholders nominations, other than those made by or on behalf of the existing management of the Company, must be made in writing and must be delivered or mailed to the President of the Company, not less than 90 days prior to any meeting of shareholders called for the election of directors. Such notification must contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Company that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) any other information required by Regulation 14A under the Exchange Act. Nominations not made in accordance with these requirements may be disregarded by the presiding officer of the meeting, and upon his instructions, the vote tellers shall disregard all votes cast for each such nominee.

Compensation Committee

Compensation Committee

Our compensation committee is composed of Messrs. Segars, Coggeshall, Jones, and Rogers. Each member is considered independent as defined in The NASDAQ Stock Market, Inc. Marketplace Rules. The compensation committee does not have a charter. The compensation committee met 2 times in 2006. The compensation committee has the responsibility of approving the compensation plan for the entire bank and specific compensation for all executive officers. The compensation committee reviews all benefit plans and annually reviews the performance of the chief executive officer.

Code of Ethics

        We expect all of our employees to conduct themselves honestly and ethically, particularly in handling actual and apparent conflicts of interest and providing full, accurate, and timely disclosure to the public.

        We have adopted a Code of Ethics that is specifically applicable to our senior management and financial officers, including our principal executive officer, our principal financial officer, and our principal accounting officer and controllers. A copy of this Code of Ethics is available without charge to shareholders upon request to the secretary of the company, at Regional Bankshares, Inc., Attn. J. Richard Jones, Jr., Corporate Secretary, 206 South Fifth Street, Hartsville, South Carolina 29550.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

						Non-Equity	Nonqualif-
Name and				Stock	Option	Incentive Plan	fied Deferred	All Other
Principal		Salary	Bonus	Awards	Awards	Compen-	Compen-	Compen-
Position	Year	($)	($)	($)	($)	sation(s)	sation	sation($)	Total ($)
							Earnings
		(1)					($)	(2)
Curtis A. Tyner, Sr	2006	136,442	34,111	-0-	-0-	-0-	-0-	4,800	175,353
President, Chief
Executive Officer
___________________
(1)	Perquisites and personal benefits did not exceed $10,000.
(2)	Includes Company contributions of $4,080 to a simple retirement plan on behalf of Mr. Tyner and payments by the Company of $720 for term life insurance premiums for Mr. Tyner.
All option and warrant information has been adjusted to reflect all prior stock splits and dividends.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Equity
Incentive
								Equity	Plan
								Incentive	Awards:
			Equity					Plan	Market or
			Incentive					Awards:	Payout
			Plan					Number of	Value of
	Number	Number of	Awards:				Market	Unearned	Unearned
	of	Securities	Number of			Number of	Value of	Shares,	Shares,
	Securities	Underlying	Securities			Shares or	Shares or	Units or	Units or
	Underlying	Unexercised	Underlying			Units of	Units of	Other	Other
	Unexercised	Options	Unexercised	Option		Stock That	Stock That	Rights	Rights
	Options	(#)	Unearned	Exercise	Option	Have Not	Have Not	That Have	That Have
	(#)	Unexercis-	Options	Price	Expira-	Vested	Vested	Not Vested	Not Vested
Name	Exercisable	able	(#)	($)	tion Date	(#)	($)	(#)	($)
	(1)				(2)
Curtis A	4,243	-0-	-0-	10.31	3/22/12	-0-	-0-	-0-	-0-
Tyner, Sr
Curtis A	12,600	-0-	-0-	10.71	11/18/14	-0-	-0-	-0-	-0-
Tyner, Sr
_________________
(1)	The table includes information about 4,243 currently exercisable options and 12,600 currently exercisable director warrants held by Mr. Tyner. See “Compensation of Directors – Director Warrants.”
(2)	Prices have been adjusted to reflect the 5% stock dividend issued September 15, 2006.

Director Compensation

					Change in
					Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred	All Other
	or Paid in	Stock	Option	Incentive Plan	Compensation	Compen-
	Cash	Awards	Awards	Compensation	Earnings	sation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Gosnold G. Segars	5,500	-0-	-0-	-0-	-0-	-0-	5,500
Francine P. Bachman	3,100	-0-	-0-	-0-	-0-	-0-	3,100
Thomas James Bell, Jr	2,800	-0-	-0-	-0-	-0-	-0-	2,800
Peter C. Cogeshall, Jr	3,400	-0-	-0-	-0-	-0-	-0-	3,400
Franklin Hines	4,300	-0-	-0-	-0-	-0-	-0-	4,300
J. Richard Jones	3,800	-0-	-0-	-0-	-0-	-0-	3,800
Woodward H. Morgan III	3,100	-0-	-0-	-0-	-0-	-0-	3,100
Randolph G. Rogers	3,700	-0-	-0-	-0-	-0-	-0-	3,700
Howard W. Tucker	4,500	-0-	-0-	-0-	-0-	-0-	4,500
Patricia M. West	3,300	-0-	-0-	-0-	-0-	-0-	3,300

Employment Agreement

        Curtis A. Tyner, Sr. has entered into an employment agreement with the Company, which provides for a minimum base salary of $100,000, which may be increased from time to time in the discretion of the Board of Directors. For 2006, Mr. Tyner’s base salary has been set at $136,443. In addition, Mr. Tyner is entitled to receive such additional incentive compensation as may be awarded from time to time in the discretion of the Board of Directors. Mr. Tyner may also be awarded a target bonus not to exceed 25% of his then-current base salary upon the attainment, in the discretion of the Board of Directors, of individual performance goals and certain specified corporate objectives. Mr. Tyner is entitled to participate in all incentive, stock option or warrant, savings and retirement plans, welfare benefit plans, practices, policies and programs applicable generally to the Company’s senior executive officers. Mr. Tyner’s employment agreement is for a rolling three year term, unless either party provides notice that the term of employment shall not continue to be extended.

        In the event of Mr. Tyner’s disability, the Company will continue to pay him 100% of his then-current base salary during the first 12 months of a continuous period of disability. However, if Mr. Tyner is disabled for a continuous period exceeding 12 months, the Company may, at its election, terminate his employment and cease payment of his base salary. The employment agreement is terminable by the Company immediately for cause (as defined in the employment agreement). In addition, the Company may terminate the employment agreement for any reason provided that the Company pays Mr. Tyner a sum equal to two times his then current base salary. The employment agreement also provides that upon a “change in control” (as defined in the employment agreement) of the Company, Mr. Tyner is entitled to a sum equal to two times his then current base salary. Under the agreement, Mr. Tyner is subject to standard contractual provisions requiring him not to use or divulge any confidential information for a period of two years following Mr. Tyner’s voluntary termination of his employment. In addition, Mr. Tyner is prohibited from competing with the Company by performing banking services within the city of Hartsville or within a 100 mile radius thereof for a period of two years following Mr. Tyner’s voluntary termination of employment. Similarly, Mr. Tyner is prohibited from soliciting the business of any of the Company’s clients or employing any of the Company’s employees for a period of two years following Mr. Tyner’s voluntary termination of his employment.

        The foregoing is only a summary of the Employment Agreement between Mr. Tyner and the Company and is qualified in its entirety by reference to the Agreement, a copy of which is on file with the Securities and Exchange Commission.

Salary Continuation Agreement

        The Company has also entered into a Salary Continuation Agreement with Mr. Tyner that provides for payments to him upon his retirement, disability or death, or upon his voluntary early termination or termination as a result of a change of control. The agreement sets the formulae for determining the amount of benefits to be paid and the term over which the benefits will be paid. Upon Mr. Tyner’s retiring at age 65 or later separation from service (as defined in the agreement), Mr. Tyner will be paid an annual benefit equal to 35% of his final pay in monthly installments for a period of 15 years. “Final pay” is defined by the agreement as Mr. Tyner’s highest annualized base salary (before reduction for deferred compensation under all qualified, non-qualified and Internal Revenue Code Section 125 plans) from the five years prior to and including the year of his separation of service. If Mr. Tyner’s employment is terminated prior to age 65 for any reason other than a change of control of the Company (as defined in the agreement), death or cause (as defined in the agreement), Mr. Tyner will be paid a benefit equal to 100% of the balance accrued by the Company under generally accepted accounting principles to fund the Company’s obligation under the agreement plus a discount rate initially set at 6%, together with interest compounded until Mr. Tyner reaches age 65. The benefit will be distributed in 180 monthly installments beginning the month after Mr. Tyner reaches age 65, together with interest compounded monthly during the installment period. If there is a separation of service after a change of control, Mr. Tyner will be paid 35% of final pay (as defined above) increased by 4% annually until Mr. Tyner reaches age 65. The benefit will be paid in monthly installments for a period of 15 years beginning the month after Mr. Tyner reaches age 65. Upon Mr. Tyner’s death while employed by the Company, his estate will be paid an annual benefit equal to 35% of his final pay. The death benefit will be paid in monthly installments for a period of 15 years commencing the month after the Company’s receipt of his death certificate. No benefits will be paid to Mr. Tyner under the agreement if he is terminated for cause. Mr. Tyner’s benefits under the agreement may also be forfeited upon the occurrence of certain events described in the agreement.

        The foregoing is only a summary of the Salary Continuation Agreement between Mr. Tyner and the Company and is qualified in its entirety by reference to the Agreement, a copy of which is on file with the Securities and Exchange Commission.

Compensation of Directors

Standard Compensation

        Directors of the Company currently receive $200 for each meeting of the Board of Directors attended and $100 for each committee meeting attended. All of the Directors of the Company are also directors of Heritage Community Bank and receive $200 for each meeting of the Bank Board of Directors attended and $100 for each committee meeting attended. The Board of Directors of the Company met nine times in 2006 and the Board of Directors of the Bank met eleven times in 2006.

Warrants

        The numbers of shares and exercise prices in the two subsections below have been adjusted for the 5% stock dividend issued in 2006.

Organizer Warrants

        In consideration of their placing personal funds at risk and their efforts in organizing Hartsville Community Bank, N.A. and their commitment to serve as the Bank’s initial directors, each of the Company’s present directors received, in their capacity as organizers of the Bank, a warrant to purchase 6,300 shares of the Bank’s common stock. The Bank warrants were converted into warrants to purchase common stock of the Company in connection with the Company’s acquisition of the Bank. The exercise price for the warrants is $7.93 per share and they may be exercised over a ten-year period. All of the warrants have vested and are currently exercisable.

        The Company has the right, upon notice from the Federal Deposit Insurance Corporation that the Bank is capital deficient, to require that each director exercise or forfeit all of his or her warrant rights within 21 days of the Company’s call for the exercise of the warrants.

Director Warrants

        On November 18, 2004, each director was granted additional warrants to purchase 12,600 shares of the Company’s common stock at a price of $10.71 per share. All of the warrants have vested and are currently exercisable.

        Assuming all of the warrants issued to the directors are exercised, that the Company issues no further common stock, and the directors do not purchase or sell additional shares, the directors would beneficially own an aggregate of 466,417 shares, or approximately 50% of the Company’s outstanding common stock.

2001 STOCK OPTION PLAN

        At the 2001 Annual Meeting of Shareholders, the shareholders approved the 2001 Stock Option Plan, which reserves 60,000 shares of Common Stock for issuance pursuant to the exercise of options which may be granted pursuant to the 2001 Stock Option Plan. The Plan is administered by the Board of Directors or a Committee appointed by the Board of Directors. Options awarded under the Plan may be “incentive stock options” within the meaning of the Internal Revenue Code or non-qualified options. Options may be granted pursuant to the 2001 Stock Option Plan to persons who are officers or key employees of the Company or any subsidiary (including officers who are employees) at the time of grant. The Board of Directors or the Committee selects the persons to receive grants under the 2001 Stock Option Plan and determines the number of shares covered by options granted under the 2001 Stock Option Plan.

        All stock options have such exercise prices as may be determined by the Board of Directors or the Committee at the time of grant, but such prices may not be less than the fair market value of the Common Stock (as determined in accordance with the Plan) at the date of grant. The Board of Directors or the Committee may set other terms for the exercise of the options but may not grant to any one holder more than $100,000 of incentive stock options (based on the fair market value of the optioned shares on the date of the grant of the option) which first become exercisable in any calendar year. No options may be exercised after ten years from the date of grant, and options may not be transferred except by will or the laws of descent and distribution. Incentive stock options may be exercised only while the optionee is an employee of the Company, within three months after the date of termination of employment, or within twelve months of death or disability, but only to the extent the option has not expired.

        The number of shares reserved for issuance under the Plan, the number of shares covered by outstanding options and the exercise price of options will be adjusted in the event of changes in the number of outstanding shares of common stock effected without receipt of consideration by the Company. Such numbers of shares and exercise prices have been adjusted to give effect to a 5% stock dividend issued in 2006. All outstanding options will become immediately exercisable in the event of a change of control, or imminent change of control, of the Company (both as defined in the Plan). In the event of an extraordinary corporate action (as described in the Plan), subject to any required shareholder approval, the Board of Directors or the Committee, in its sole discretion, may also cancel and pay for outstanding options. The Board or Committee also has the power to accelerate the exercise date of outstanding options at any time. The Board of Directors may alter, suspend or discontinue the Plan, but may not increase (except as discussed above) the maximum number of shares reserved for issuance under the Plan, materially increase benefits to participants under the Plan, or materially modify the eligibility requirements under the Plan without shareholder approval or ratification. The 2001 Stock Option Plan will terminate on March 28, 2011, and no options will be granted thereunder after that date.

        At March 17, 2006, options to purchase a total of 10,543 shares of common stock were outstanding under the 2001 Stock Option Plan.

Report of the Audit Committee of the Board

        The report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates the information contained in the report by reference, and shall not be deemed filed under such acts.

        The audit committee has reviewed and discussed with management the audited financial statements. The audit committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61. The audit committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) and has discussed with the independent auditors the independent auditor’s independence from the company and its management. In reliance on the reviews and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on SEC Form 10-KSB for the fiscal year ended December 31, 2006 for filing with the SEC.

        The report of the audit committee is included herein at the direction of its members, Franklin Hines, J. Richard Jones, and Peter C. Coggeshall, Jr. The Audit Committee Report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates it by reference therein.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        The Audit Committee pre-approves all audit and permitted non-audit services (including the fees and terms thereof) provided by the independent auditors, subject to limited possible exceptions for non-audit services described in Section 10A of the Securities Exchange Act of 1934, which are approved by the Audit Committee prior to completion of the audit. The Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its next scheduled meeting.

        General pre-approval of certain audit, audit-related and tax services is granted by the Committee at the first quarter Committee meeting. The Committee subsequently reviews fees paid. Specific pre-approval is required for all other services. During 2006, all audit and permitted non-audit services were pre-approved by the Committee.

Auditing and Related Fees

Independent Auditors

        Elliott Davis, LLC was our auditor during the fiscal year ended December 31, 2006. We have selected Elliott Davis, LLC to serve as our independent accountants for the year ending December 31, 2007. We expect that a representative from this firm will be present and available to answer appropriate questions at the annual meeting and will have an opportunity to make a statement if he or she desires to do so.

Audit Fees

        The following table shows the fees that the Company paid or accrued for the audit and other services provided by Elliott Davis, LLC for the fiscal years ended December 31, 2006 and 2005.

	Year Ended	Year Ended
	December 31, 2006	December 31, 2005
Audit Fees	$34,200	$31,244
Audit-Related Fees	450	450
Tax Fees	3,225	2,425

Total	$37,875	$34,119

        Audit Fees. This category includes the aggregate fees billed for professional services rendered by Elliott Davis, LLC for the audit of our annual consolidated financial statements and the limited reviews of our quarterly condensed consolidated financial statements for the years ended December 31, 2006 and 2005.

        Audit-Related Fees. This category includes the aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit fees, rendered by Elliott Davis, LLC during the fiscal years ended December 31, 2006 and 2005. These services principally include presentations to the Board of Directors, Audit Committee and/or employees related to stock splits, stock options, etc.

        Tax Fees. This category includes the aggregate fees billed for tax services rendered by Elliott Davis, LLC during the fiscal years ended December 31, 2006 and 2005. These services include preparation of state and federal tax returns.

Oversight of Accountants; Approval of Accounting Fees

        Under the provisions of its charter, the audit committee is responsible for the appointment, compensation, retention and oversight of the work of the independent accountants. These services may include audit services, audit-related services, tax services and other services. The audit committee approves the fees for each specific category of service. The policy specifically prohibits certain non-audit services that are prohibited by securities laws from being provided by an independent accountant.

        All of the principal accounting services and fees reflected in the table above were reviewed and approved by the audit committee. The accountants represented to the audit committee that the services were performed with 50% or more of individuals who were employees of the independent accounting firm.

SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth the beneficial ownership of the Company’s common stock as of March 15, 2007, by each current director, the Chief Executive Officer, and all directors and executive officers as a group. Other than as set forth below, management knows of no person who beneficially owns more than 5% of the Company’s common stock. Unless otherwise indicated, the mailing address for each beneficial owner is in care of Regional Bankshares, Inc., 206 South Fifth Street, Hartsville, South Carolina 29550.

		Number of Shares	Right to	% of Beneficial
Name	Position	Owned (1)	Acquire (2)	Ownership(3)
Curtis A. Tyner, Sr	President, Chief	21,207	16,843	4.12%
	Executive Officer and
	Director
Gosnold G. Segars	Chairman of the Board	43,586	18,522	6.72%
2586 Kelleytown Road
Hartsville, SC 29550
Francine P. Bachman	Director	32,298	12,600	4.86%
Thomas James Bell, Jr	Director	23,415	18,522	4.54%
Peter C. Coggeshall, Jr	Director	12,978	18,522	3.41%
Franklin Hines	Director	12,978	18,522	3.41%
J. Richard Jones	Secretary and Director	18,058	13,860	3.45%
Woodward H. Morgan III	Director	18,585	12,600	3.37%
Randolph G. Rogers	Director	48,069	18,522	7.20%
1901 E. Carolina Avenue
Hartsville, SC 29550
Howard W. Tucker, Jr	Director	26,544	13,650	4.35%
Patricia M. West	Director	20,664	18,522	4.24%
Terry M. Hancock	Proposed Director	7,350	-0-	0.80%
All Directors and Executive
Officers as a Group (11 Persons)(13)		285,732	180,685	50.46%

(1)

Includes shares for which the named person has sole voting and investment power, has shared voting and investment power, or holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

(2)	Includes shares that may be acquired within the next 60 days of March 15, 2007 by exercising vested stock options or warrants but does not include any unvested stock options or warrants.

(3)

For each individual, this percentage is determined by assuming the named person exercises all options and warrants which he or she has the right to acquire within 60 days, but that no other persons exercise any options or warrants. For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all options or warrants which he or she has the right to acquire within 60 days, but that no other persons exercise any options. The calculations are based on 924,306 shares of common stock outstanding on March 15, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We enter into banking and other transactions in the ordinary course of business with our directors and officers and their affiliates. It is our policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to us. Loans to individual directors and officers must also comply with our bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. We intend for all of our transactions with our affiliates to be on terms no less favorable to us than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors. The aggregate dollar amount of such loans outstanding at December 31, 2006 was $4,156,097. During 2006, $402,904 of new advances were made and repayments totaled $707,255.

        The law firm of Stanton and Jones, in which J. Richard Jones, Jr., a director of the Company, is a partner, provided legal services to the Company in 2006 and expects to continue to provide legal services to the Company in 2007.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        As required by Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers and certain other individuals are required to report periodically their ownership of our common stock and any changes in ownership to the SEC. Based on a review of Forms 3, 4, and 5 and any representations made to us, it appears that all such reports for these persons were filed in a timely fashion during 2006, with the exception of Gosnold G. Segars. Mr. Segars acquired stock on September 25, 2006 and October 5, 2006. The Form 4 for these transactions was filed on October 10, 2006.

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS

        If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to our 2008 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than January 17, 2008. To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

        Any shareholder proposal to be made at an annual meeting, but which is not requested to be included in our proxy materials, must comply with our bylaws. It is our policy that any shareholder proposal to be made at an annual meeting, but which is not requested to be included in our proxy materials, must be delivered to the secretary of the company between 30 and 60 days prior to the annual meeting; provided, however, that if less than 31 days’ notice of the meeting is given to shareholders, the notice must be delivered within 10 days following the day on which notice of the meeting was mailed to shareholders.

OTHER MATTERS

        The board is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies. The cost of solicitation of proxies will be borne by the company. In addition to solicitations by mail, directors, officers and regular employees of the company may solicit proxies personally or by telegraph or telephone without additional compensation.

        The board has implemented a process for shareholders of the company to send communications to the board. Any shareholder desiring to communicate with the board, or with specific individual directors, may so do by writing to the secretary of the company, at Regional Bankshares, Inc., J. Richard Jones, Jr., Corporate Secretary, 206 South Fifth Street, Hartsville, South Carolina 29550. The secretary has been instructed by the board to promptly forward all such communications to the addressees indicated thereon.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-KSB

        Shareholders may obtain copies of the Company’s Annual Report on Form 10-KSB required to be filed with the Securities and Exchange Commission for the year ended December 31, 2006, free of charge by requesting such form in writing from Curtis A. Tyner, Sr., President, Regional Bankshares, Inc., 206 South Fifth Street, Hartsville, South Carolina 29550. Copies may also be downloaded from the Securities and Exchange Commission website at http://www.sec.gov.

April 13, 2007
Hartsville, South Carolina

PROXY SOLICITED FOR ANNUAL MEETING
OF SHAREHOLDERS OF
REGIONAL BANKSHARES, INC.
To be held on May 17, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned hereby constitutes and appoints Gosnold G. Segars, and J. Richard Jones, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of Regional Bankshares, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held at 125 Westfield Street, Hartsville, South Carolina 29550, on May 17, 2007 at 11:00 a.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

1.     PROPOSAL to elect the four identified directors whose terms expire at the 2010 Annual Meeting.

         Francine P. Bachman
         Thomas James Bell, Jr.
         Peter C. Coggeshall, Jr.
         Terry M. Hancock

[ ] FOR all nominees	[ ] WITHHOLD AUTHORITY
listed (except as marked to	to vote for all nominees
the contrary)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below.

Dated: ________________________, 2007	Dated: _________________________, 2007
_____________________________________ Signature of Shareholder(s)	_____________________________________ Signature of Shareholder(s)

Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.